Exhibit 10.3

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SUBCONTACTOR AGREEMENT

This Subcontractor Agreement (“Agreement”), between Angion Biomedica Corporation, a Delaware corporation, having an address at 51 Charles Lindbergh Blvd., Uniondale, New York 11553, (hereinafter referred to as “Angion”) and The Regents of the University of Michigan, a public educational institution and Constitutional corporation of the State of Michigan having an address at 3003 S. State Street, Ann Arbor, Michigan 48109-1274 (hereinafter referred to as “UM”). Angion and UM are hereinafter referred to collectively as the “Parties” or individually the “Party”.

RECITALS

A.            The Department of Defense (“Government”) has awarded to ANGION a contract (“Funding Agreement”) for its project entitled “An Integrated Omics Approach for Treatment of Steroid-Resistant Nephrotic Syndrome in Primary Focal Segmental Glomerulosclerosis” (“Project” or DoD Project) under Prime Contract No. W81XWH1910448 (Exhibit B) (“Prime Award”).

B.            ANGION wishes to retain UM as its subcontractor to perform that portion of the research which is specifically allocated to UM under the Project (“UM PROJECT”).

1.             Statement of Work:

UM agrees to use reasonable efforts to perform that portion of the UM PROJECT in accordance with the Project and Exhibit A Statement of Work. Notwithstanding anything to the contrary, the UM PROJECT is subject to all the terms and conditions of the Prime Award which state they apply to subrecipients, and in the event of a conflict between the terms of this Agreement and the terms of the Prime Award, the Prime Award will govern. ANGION hereby certifies that it has received proper authorization from the USAMRMC’s Office of Research Protections for research involving the use of human subjects as outlined in the UM PROJECT.

2.             Principal Investigator:

The UM PROJECT will be supervised by Matthias Kretzler, M.D. in his role as an employee of UM (“UM Principal Investigator”). If, for any reason, he/she is unable to continue to serve as UM Principal Investigator, a successor will be designated by UM, subject to ANGION’s approval. The ANGION Principal Investigator for this collaboration shall be Prakash Narayan, Ph.D. If, for any reason, he/she is unable to continue to serve as the ANGION Principal Investigator, a successor will be designated by ANGION, subject to the Government’s approval, and UM will be so notified. UM will only use employees of UM to perform the UM PROJECT hereunder.

3.             Period of Performance/Term:

This Agreement shall be in effect from September 30, 2019 through September 29, 2022, during which time UM shall perform the UM PROJECT. This Agreement will be subject to renewal only by mutual agreement of the Parties.

4.             Payment:

This is a Firm-Fixed Price Type Agreement and ANGION shall fund UM for all direct and indirect costs incurred during the Subaward period of performance set forth in Section 3, in connection with the UM PROJECT at the amount of five hundred and nineteen thousand, five hundred and fifty-nine dollars ($519,559.00). Payment shall be made to UM within [****] ([****]) days of receipt of UM’s invoices. UM’s invoices will be presented on a [****] basis to ANGION covering work already performed, within [****] days of such work performed under the UM PROJECT to allow ANGION reasonable time to fulfill its reporting requirements. Late invoice submissions may not be paid by ANGION. ANGION shall send payments via regular mail to:

[****]

ANGION reserves the right to withhold payment if a submitted invoice is lacking information reasonably required by ANGION. Notice of any dispute regarding the charges in an invoice must be provided to UM in accordance with Article 12 and include a description of the item(s) in dispute and a reasonably detailed explanation of the reason for the dispute.

For the avoidance of doubt, if ANGION is more than [****] ([****]) days delinquent in undisputed payments due under this Agreement, then it is in material breach of this Agreement. If ANGION is in material breach of this Agreement, then, upon [****] ([****]) days’ written notice to ANGION, UM may stop all work under this Agreement until the undisputed amounts have been paid. The parties agree and acknowledge that any such work stoppage by UM pursuant to this paragraph shall not constitute a breach of UM’s obligations to perform pursuant to the terms of this Agreement.

All payments made hereunder shall be considered provisional and subject to adjustment within the total estimated cost in the event such adjustment is necessary as a result of an adverse audit finding against UM.

5.             Applicability of this Agreement; Debarment:

(a)           This Agreement shall be applicable only to matters relating to the DoD Project referred to in the Recitals above.

(b)           UM represents and certifies by signing this Subcontractor Agreement that neither it nor any person or entity performing work under the Project on UM’s behalf are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any federal department or agency.

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(c)           The provisions of this Agreement shall apply to any and all consultants, subcontractors, independent contractors, or other individuals employed by ANGION or UM in the scope of their agency or employment to that party for the purpose of the DOD Project referenced above.

6.             Project Intellectual Property:

(a)           Project Intellectual Property means the legal rights relating to inventions, patent applications, patents, copyrights required to be provided by UM to ANGION under this Agreement, trademarks, mask works, and computer software, first invented under the terms of this Agreement.

(b)           The rights of the Parties to Project Intellectual Property made by their employees in the performance of this Agreement shall be as set forth in the patent rights clause of 37 CFR 401.14. The Government may obtain title to any Project Intellectual Property not elected by a Party as set forth in the patent rights clause. Unless otherwise agreed in writing, Project Intellectual Property shall be owned by the Party(ies) whose employee(s) invent(s) Project Intellectual Property. Jointly invented Project Intellectual Property shall be jointly owned by the Parties unless otherwise agreed in writing. In addition to the Government’s rights under the patent rights clause of 37 CFR 401.14, the Parties agree that the Government shall have an irrevocable, royalty free, non-exclusive license for any Governmental purpose in any Project Intellectual Property.

(c)           The Parties agree to disclose to each other, in writing, Project Intellectual Property which may be patentable or otherwise protectable under the United States patent laws in Title 35, United States Code. The Parties acknowledge that they will disclose Project Intellectual Property to each other promptly, but no later than within [****] ([****]) months after their respective inventor(s) first disclose the invention in writing to the person(s) responsible for patent matters of the disclosing Party. All written disclosures of such inventions shall contain sufficient detail of the invention, identification of any statutory bars, and shall be marked confidential, in accordance with 35 U.S.C. Section 205. Disclosures to Government by ANGION shall be within the time provided in paragraph (c)(1) of the patent rights clause of 37 CFR 401.14.

(d)           Each Party hereto may use Project Intellectual Property of the other nonexclusively and without compensation in connection with internal research or development activities under the Funding Agreement, including inclusion in DOD project reports to Government by ANGION, to meet ANGION’s obligations under its Prime Award, and with Projects to the Government for continued funding of this DOD project through additional phases.

(e)           Subject to the rights of the Government, ANGION will have an option to license from and commercialize the Project Intellectual Property solely owned by UM, in accordance with the following terms:

(1)           In accordance with Article 6(c), UM will notify ANGION of any invention conceived and reduced to practice, in whole or part, by one or more of its employees during the term of and under the terms of this Agreement. Within [****] ([****]) days after such notice is given, ANGION, if interested in a license of Project Intellectual Property relating to such invention, shall direct UM in writing to file and prosecute a U.S. and any appropriate foreign

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

application(s) for protection of Project Intellectual Property and ANGION shall pay all associated documented costs and fees.

(2)           Upon UM’s receipt of the direction referred to in (e) (1) above, i) ANGION shall have a first right to negotiate an exclusive or non-exclusive commercial license for Project Intellectual Property within a period of [****] ([****]) months after the date of such written direction by ANGION and ii) UM shall prepare, file and prosecute such U.S. and any appropriate foreign applications(s) in UM’s name as UM deems appropriate, using UM employees or a firm or attorney that is chosen by UM. During said [****] ([****]) month period, ANGION shall be given the opportunity to review and comment on such application(s), and UM shall keep ANGION advised as to all important developments with respect to such application(s) and shall supply ANGION copies of all prosecution documents filed with or received from the Patent and Trademark Office.

(3)           The first right to negotiate referred to in subparagraph (e) (2) above shall not impair UM rights to use and publish as set forth in this Agreement. During said [****] ([****]) month period, UM shall negotiate with ANGION in good faith for a license which may include, but not limited to the following:

(i)            Commercially reasonable royalties and fees, which may include minimum royalties, which license may also include a further, non-exclusive license to any UM Intellectual Property necessary for ANGION to make, use and sell a product incorporating Project Intellectual Property, said further license to take into consideration the relative contributions of the Parties as well as any third party licenses required to make, use and sell said product;

(ii)           Due diligence clauses, including milestones, requiring reasonable commercial efforts by ANGION; and

(iii)          Clauses reflecting UM’s and ANGION’s reasonable policies regarding warranties, indemnities and other matters.

(4)           If ANGION does not direct UM to file for protection of Project Intellectual Property in a particular country, or decides to discontinue, or fails to pay any associated costs when due of the Project Intellectual Property in that country, UM may pursue whatever course it deems necessary or desirable to protect its Project Intellectual Property. UM shall have no further obligations to ANGION, and ANGION shall have no further rights, with regard to that country. In the event that ANGION acquires an exclusive license or right under this Agreement, ANGION hereby grants to UM the right to continue to use Project Intellectual Property made, in whole or part, by their employees in the performance of this Agreement, for its own internal research and educational purposes.

(5)           Title to and the right to determine the disposition of any copyrights or copyrightable material that is required to be provided by UM to ANGION under this Agreement and first produced under the terms of this Agreement solely by employees of UM (“Copyrightable Materials”) shall remain with UM. UM shall grant to ANGION an irrevocable, royalty-free, non- transferable, non-exclusive right and license to use, reproduce, display, distribute, and perform all such Copyrightable Materials other than computer software and its documentation. UM shall grant

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to ANGION an irrevocable, royalty-free, non-transferable, non-exclusive right and license to use, reproduce, display, and perform computer software and its documentation specified to be developed and delivered under the UM PROJECT for ANGION’s internal purposes. ANGION is entitled to elect to negotiate a non-exclusive (or exclusive if deemed appropriate by UM) royalty-bearing license to use, reproduce, display, distribute, and perform such computer software and its documentation for commercial purposes (in a designated field of use, where appropriate). Computer software for which a patent application is filed shall be subject to Paragraph (e) (1) to (4) above.

(6)           In the event that UM elects to establish property rights other than patents to any tangible research property (TRP), UM and ANGION will determine the disposition of rights to such property by separate agreement. UM will at a minimum reserve the right to use and distribute TRP for non-commercial research purposes.

(7)           All licenses elected by ANGION pursuant to this clause become effective as of the date the Parties sign a subsequent license agreement, which shall not be unreasonably delayed or withheld by UM. Such subsequent license agreement shall be based on reasonable terms and shall not require ANGION to agree to license restrictions not set forth herein.

7.             Follow-on Research or Development:

All follow-on work for the Project continued by the award of a valid contractual document, including any licenses, contracts, subcontracts, sublicenses or arrangements of any type, shall contain appropriate provisions to implement the Project Intellectual Property rights provisions of this Agreement and ensure that the Parties and the Government obtain and retain such rights granted herein in future research funded by the same parties, provided, however, an uninterrupted continuity of effort exists.

8.             Confidentiality/Publication:

(a)           UM recognizes that it may properly receive confidential or proprietary data of ANGION for the conduct of the UM PROJECT, which will be marked as “confidential” at the time of disclosure or, if disclosed in oral or non-tangible format is identified as confidential when first disclosed and reduced to a writing provided to UM confirming its confidential status within [****] ([****]) business days of disclosure (“Confidential Information”). Notwithstanding the foregoing, any information, which by its nature or due to or circumstances of its disclosure, a reasonable person familiar with the UM PROJECT would understand it to be confidential or proprietary, shall be considered Confidential Information regardless of whether a Party has marked the Confidential Information as “Confidential” or “Proprietary” or has otherwise provided a notice confirming the confidentiality of the information. Accordingly, UM’s use of any such Confidential Information which may be supplied by ANGION in the course of this UM PROJECT shall be subject to the following:

(1)           UM agrees to hold such data in confidence to the same level of effort employed to safeguard its own confidential or proprietary records during and for a period of [****] ([****]) years from the date of disclosure;

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

(2)           UM agrees to use such data solely for the conduct of the UM PROJECT

(3)           UM agrees not to publish or otherwise reveal such data to others outside UM without the written permission of ANGION, unless the data has already been published or disclosed publicly by third parties.

(b)           Subject to the terms of paragraph (a) above, either Party may publish its results from this DOD Project. However, the publishing Party shall provide the other Party a [****]-day ([****]) period in which to review proposed publications, identify confidential or proprietary and patentable information, and to submit comments. The publishing Party shall not publish or otherwise disclose confidential or proprietary information identified by the other Party and the publishing Party will give full consideration to all comments before publication. Furthermore, upon request of the reviewing Party, publication will be deferred for up to [****] ([****]) additional days for preparation and filing of a patent application which the reviewing Party has the right to file or to have filed at its request by the publishing Party.

(c)           The obligation to protect Confidential Information shall not apply to any information that: (1) is already in the rightful possession of (other than from ANGION), or is independently developed without use of or reference to the Confidential Information by UM; (2) becomes publicly available other than through breach of this Section 8; or (3) is received by UM from a third party with authorization to make the disclosure on a non-confidential basis. In the event that UM is required by court order, governmental authority or operation of law to disclose Confidential Information, UM shall promptly inform ANGION in writing so that ANGION may seek a protective order or other appropriate remedy. UM shall reasonably cooperate to facilitate ANGION’s efforts to obtain any such order or other remedy. In the event that no such protective order or other remedy is obtained, then UM may furnish only that portion of the Confidential Information which UM is legally required to disclose and shall exercise reasonable efforts to continue to treat such portion of Confidential Information as confidential pursuant to this Agreement.

9.             Liability:

NO PARTY MAKES ANY WARRANTIES, EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE RESEARCH OR ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT. NO PARTY SHALL BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY RESULTING FROM THE CONDUCT OF THE PROJECT, THE USE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT.

Each party shall be responsible for its negligent acts or omissions and the negligent acts or omissions of its employees, officers, or directors, to the extent allowed by law.

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10.          Termination:

This Agreement may be terminated by UM by giving written notice to ANGION at least ninety (90) days in advance of the specified date of termination. This Agreement may be terminated by ANGION by giving written notice to UM (i) at least thirty (30) days in advance of the specified date of termination or (ii) upon termination or cancellation of the Prime Award for any reason. By such termination, neither Party may nullify the rights and obligations of the Parties accrued prior to the effective date of termination of this Agreement. Upon termination, UM will be reimbursed for all costs properly incurred prior to effective date of termination, and, if this Agreement was terminated by ANGION without cause, any noncancellable commitments properly incurred in the performance of the UM PROJECT and not yet paid for, such reimbursement together with other payments not to exceed the total estimated project cost specified in Article 4 nor the allowable amounts under applicable laws and regulations relating to cost principles under federal government contracts.

11.          Use of Names:

Neither Party will use the name of the other in any advertising or other form of publicity without the written permission of the other; in the case of UM, that of the Director of Technology Transfer. Each Party retains the right to disclose the existence of this Agreement, the identity of the parties, and the general nature and scope of the Project.

12.          Notices:

Any notices required to be given or which shall be given under this Agreement shall be in writing delivered by first class mail (air mail if not domestic) or express delivery addressed to the Parties as follows:

If to UM:

[****]
Attention: [****]

ANGION:

[****]
Attention: [****]
Phone: [****]

In the event notices, statements and payments required under this Agreement are sent by certified or registered mail or express delivery by one Party to the other Party at its above address, they shall be deemed to have been given or made as of [****] ([****]) business days following the date so mailed, otherwise as of the date received.

13.          Governing Law:

Intentionally omitted.

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14.          Entire Agreement:

Unless otherwise specified, this Agreement embodies the entire understanding between UM and the ANGION for this Project, and any prior or contemporaneous representations, either oral or written are hereby superseded. No amendments or changes to this Agreement, including without limitation, changes in the statement of work, total estimated cost, and period of performance, shall be effective unless made in writing and signed by authorized representatives of the Parties.

AGREED TO AND ACCEPTED -

ANGION BIOMEDICA CORP.

By:	/s/ Itzhak Goldberg	Date:	11/6/2019
Print Name:	Itzhak Goldberg
Title:	Executive Chairman

THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Peter J. Gerard	Date:	11/15/2019
Print Name:	Peter J. Gerard
Title:	Associate Director Grants and Contracts